HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS SECOND QUARTER FISCAL 2011 RESULTS

RED BANK, NJ, June 7, 2011 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its second quarter and six months ended April 30, 2011.

RESULTS FOR THE THREE AND SIX MONTH PERIODS ENDED APRIL 30, 2011:

•
Total revenues were $255.1 million for the second quarter ended April 30, 2011 compared with $318.6 million in last year’s second quarter.  During the first six months of fiscal 2011, total revenues were $507.7 million compared with $638.2 million in the same period of the prior year.

•
Homebuilding gross margin percentage, before interest expense included in cost of sales, was 14.8% for the three months ended April 30, 2011, compared to 17.3% during the same quarter a year ago.  For the six month period ended April 30, 2011, homebuilding gross margin percentage, before interest expense included in cost of sales, was 15.8% compared with 16.6% in the year earlier period.

•
Consolidated pre-tax land-related charges in the fiscal 2011 second quarter were $16.9 million, compared with $1.2 million in the prior year’s second quarter.  For the first half of fiscal 2011, consolidated pre-tax land-related charges were $30.5 million compared with $6.2 million during the first half of 2010.

•
Excluding land-related charges and (loss) gain on extinguishment of debt, the pre-tax loss for the quarter ended April 30, 2011 was $55.1 million compared with $44.0 million in the second quarter of 2010.  During the first six months of fiscal 2011, the pre-tax loss, excluding land-related charges and (loss) gain on extinguishment of debt, was $106.2 million compared with $96.6 million in last year’s first half.

•
For the second quarter of fiscal 2011, the after-tax net loss was $72.7 million, or $0.69 per common share, compared with $28.6 million, or $0.36 per common share, in the second quarter of the prior year.  During the six months ended April 30, 2011, the after-tax net loss was $136.8 million, or $1.49 per common share, compared with net income of $207.6 million, or $2.60 per fully diluted common share in the first half of last year, which as a result of tax legislation changes included a federal income tax benefit of $291.3 million.

•
Net contracts during the second quarter of 2011, including unconsolidated joint ventures, decreased 17% to 1,166 homes compared with the same period of the prior year.  For the six months ended April 30, 2011, net contracts, including unconsolidated joint ventures, were 2,016 homes, a 15% decrease from the same period a year ago.

•
Contract backlog, as of April 30, 2011, including unconsolidated joint ventures, was 1,551 homes with a sales value of $513.3 million, a decrease of 21% and 17%, respectively, compared to April 30, 2010.  Compared to the the first quarter of fiscal 2011, contract backlog, including unconsolidated joint ventures, increased 15% on a units basis and 18% on a dollar basis in the second quarter of fiscal 2011.

•	The contract cancellation rate, excluding unconsolidated joint ventures, in the fiscal 2011 second quarter was 20%, compared with 17% in the prior year’s second quarter.

•	At April 30, 2011, there were 206 active selling communities, including unconsolidated joint ventures, compared with 188 active selling communities at April 30, 2010.

•
Deliveries, including unconsolidated joint ventures, were 967 homes for the fiscal 2011 second quarter, compared with 1,197 homes during the second quarter of fiscal 2010.  For the first half of the year ended April 30, 2011, deliveries, including unconsolidated joint ventures, were 1,859 homes compared to 2,326 homes in the first six months of 2010.

•
The valuation allowance was $840.6 million as of April 30, 2011.  The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes.  For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

CASH AND INVENTORY AS OF APRIL 30, 2011:

•	As of April 30, 2011, homebuilding cash was $415.2 million, including restricted cash required to collateralize letters of credit.

•
Cash flow in the second quarter of fiscal 2011 was negative $88.5 million, after spending approximately $125 million of cash to purchase approximately 1,440 lots and to develop land across the Company.

•	As of April 30, 2011, the land position, including unconsolidated joint ventures, was 32,546 lots, consisting of 10,542 lots under option and 22,004 owned lots.

•	For the fiscal 2011 second quarter, approximately 1,170 of the lots purchased were within 84 newly identified communities (defined as communities controlled subsequent to January 31, 2009).

•	Approximately 1,650 lots were put under option in 41 newly identified communities during the second quarter of fiscal 2011.

RECENT NET CONTRACT RESULTS:

•
For the month of May 2011, net contracts, including unconsolidated joint ventures, were 501 homes compared with 390 homes last year and 392 homes during April 2011, an increase of 28% over both periods.

•
Net contracts per community for the month of May 2011, including unconsolidated joint ventures, increased to 2.4 compared with 2.0 in the prior year and 1.9 in April 2011, an increase of 20% and 26%, respectively.

COMMENTS FROM MANAGEMENT:

“On a per community basis, our net contracts, including unconsolidated joint ventures, held steady at 1.9 contracts per community per month throughout the quarter, but were still well below the elevated levels of a year ago that benefited from the federal homebuyer tax credit,” commented Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.  “While the spring selling season has been disappointing, there were a couple of bright spots, including a 28% year-over-year increase in net contracts in May, an increase in our community count during the second quarter and a sequential increase in backlog at April 30, 2011.”

“Importantly, we took additional steps throughout the second quarter to better position our balance sheet and now have only $70 million of debt that matures through the end of fiscal 2014.  At the same time, we continue to find appealing land opportunities that meet our investment thresholds.  Getting these new communities up and running will allow us to grow our top line and better leverage our general, administrative and interest expenses, moving us ever closer down the path to profitability.  Based on our backlog, current sales paces and prices and new community openings, we believe our loss will be less in the next two quarters and that cash flow will improve.  We remain confident that we have the liquidity to weather the remainder of this downturn, and will continue to position ourselves in preparation for the inevitable housing recovery,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2011 second quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, June 8, 2011.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com.  The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2010 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures.  The most directly comparable GAAP financial measure is net (loss) income.  The reconciliation of net (loss) income to EBITDA and Adjusted EBITDA is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities.  The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided by (or used in) Investing Activities.  For the second quarter of 2011, cash flow was negative $88.5 million, which was derived from $98.4 million from net cash used in operating activities plus the change in mortgage notes receivable of $9.7 million plus $0.2 million of net cash provided by investing activities.

Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Loss Before Income Taxes.  The reconciliation of Loss Before Income Taxes to Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation and warranty claims, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) geopolitical risks, terrorist acts and other acts of war, and (21) other factors described in detail in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2010 and the Company’s quarterly reports on Form 10-Q for the quarters ended January 31, 2011 and April 30, 2011, respectively. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

 (Financial Tables Follow)

Hovnanian Enterprises, Inc.
April 30, 2011
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Total Revenues	$255,097	$318,585	$507,664	$638,230
Costs and Expenses (a)	323,903	364,173	640,041	740,987
(Loss) Gain on Extinguishment of Debt	(1,644)	17,217	(1,644)	19,791
(Loss) Income from Unconsolidated Joint Ventures	(3,232)	391	(4,224)	18
Loss Before Income Taxes	(73,682)	(27,980)	(138,245)	(82,948)
Income Tax (Provision) Benefit	(1,015)	654	(1,436)	(290,503)
Net (Loss) Income	$(72,667)	$(28,634)	$(136,809)	$207,555

Per Share Data:
Basic:
(Loss) Income Per Common Share	$(0.69)	$(0.36)	$(1.49)	$2.64
Weighted Average Number of
Common Shares Outstanding (b)	105,894	78,668	92,020	78,610
Assuming Dilution:
(Loss) Income Per Common Share	$(0.69)	$(0.36)	$(1.49)	$2.60
Weighted Average Number of
Common Shares Outstanding (b)	105,894	78,668	92,020	79,794

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
April 30, 2011
Reconciliation of Loss Before Income Taxes to Loss Before Income Taxes
Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(73,682)	$(27,980)	$(138,245)	$(82,948)
Inventory Impairment Loss and Land Option Write-Offs	16,925	1,186	30,450	6,152
Loss (Gain) on Extinguishment of Debt	1,644	(17,217)	1,644	(19,791)
Loss Before Income Taxes Excluding
Land-Related Charges and Loss (Gain) on Extinguishment of Debt (a)	$(55,113)	$(44,011)	$(106,151)	$(96,587)

(a) Loss Before Income Taxes Excluding Land-Related Charges and Loss (Gain) on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
April 30, 2011
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Sale of Homes	$246,974	$310,493	$482,859	$619,846
Cost of Sales, Excluding Interest (a)	210,463	256,913	406,377	516,721
Homebuilding Gross Margin, Excluding Interest	36,511	53,580	76,482	103,125
Homebuilding Cost of Sales Interest	13,956	18,524	27,449	38,372
Homebuilding Gross Margin, Including Interest	$22,555	$35,056	$49,033	$64,753

Gross Margin Percentage, Excluding Interest	14.8%	17.3%	15.8%	16.6%
Gross Margin Percentage, Including Interest	9.1%	11.3%	10.2%	10.4%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Land Sales	-	$335	$8,043	$1,035
Cost of Sales, Excluding Interest (a)	-	13	5,516	21
Land Sales Gross Margin, Excluding Interest	-	322	2,527	1,014
Land Sales Interest	-	221	2,133	221
Land Sales Gross Margin, Including Interest	-	$101	$394	$793

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
April 30, 2011
Reconciliation of Adjusted EBITDA to Net (Loss) Income
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net (Loss) Income	$(72,667)	$(28,634)	$(136,809)	$207,555
Income Tax (Provision) Benefit	(1,015)	654	(1,436)	(290,503)
Interest Expense	38,843	42,101	78,454	87,556
EBIT (a)	(34,839)	14,121	(59,791)	4,608
Depreciation	2,246	3,071	4,565	6,457
Amortization of Debt Costs	1,012	815	1,857	1,621
EBITDA (b)	(31,581)	18,007	(53,369)	12,686
Inventory Impairment Loss and Land Option Write-offs	16,925	1,186	30,450	6,152
Loss (Gain) on Extinguishment of Debt	1,644	(17,217)	1,644	(19,791)
Adjusted EBITDA (c)	$(13,012)	$1,976	$(21,275)	$(953)

Interest Incurred	$39,895	$38,201	$77,722	$78,343

Adjusted EBITDA to Interest Incurred	(0.33)	0.05	(0.27)	(0.01)

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.
(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income.  EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income.  Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, and loss (gain) on extinguishment of debt.

Hovnanian Enterprises, Inc.
April 30, 2011
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$134,504	$159,026	$136,288	$164,340
Plus Interest Incurred	39,895	38,201	77,722	78,342
Less Interest Expensed	38,843	42,101	78,454	87,556
Interest Capitalized at End of Period (a)	$135,556	$155,126	$135,556	$155,126

(a) The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest.  However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	April 30, 2011	October 31, 2010
ASSETS	(Unaudited)	(1)

Homebuilding:
Cash and cash equivalents	$348,119	$359,124

Restricted cash	85,346	108,983

Inventories:
Sold and unsold homes and lots under development	655,918	591,729

Land and land options held for future
development or sale	308,601	348,474

Consolidated inventory not owned:
Specific performance options	12,064	21,065
Variable interest entities	-	32,710
Other options	1,026	7,962

Total consolidated inventory not owned	13,090	61,737

Total inventories	977,609	1,001,940

Investments in and advances to unconsolidated
joint ventures	66,375	38,000

Receivables, deposits, and notes	50,504	61,023

Property, plant, and equipment – net	58,663	62,767

Prepaid expenses and other assets	87,323	83,928

Total homebuilding	1,673,939	1,715,765

Financial services:
Cash and cash equivalents	5,611	8,056
Restricted cash	6,621	4,022
Mortgage loans held for sale	47,372	86,326
Other assets	3,012	3,391

Total financial services	62,616	101,795

Total assets	$1,736,555	$1,817,560
(1)  Derived from the audited balance sheet as of October 31, 2010.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	April 30, 2011	October 31, 2010
LIABILITIES AND EQUITY	(Unaudited)	(1)

Homebuilding:
Nonrecourse land mortgages	$18,934	$4,313
Accounts payable and other liabilities	277,269	319,749
Customers’ deposits	15,227	9,520
Nonrecourse mortgages secured by operating properties	20,210	20,657
Liabilities from inventory not owned	13,090	53,249

Total homebuilding	344,730	407,488

Financial services:
Accounts payable and other liabilities	16,865	16,142
Mortgage warehouse line of credit	33,528	73,643

Total financial services	50,393	89,785

Notes payable:
Senior secured notes	785,372	784,592
Senior notes	827,460	711,585
Senior subordinated notes	-	120,170
TEU senior subordinated amortizing notes	15,615	-
Accrued interest	22,319	23,968

Total notes payable	1,650,766	1,640,315

Income taxes payable	40,483	17,910

Total liabilities	2,086,372	2,155,498

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares;
Issued 5,600 shares with a liquidation preference of $140,000
at April 30, 2011 and at October 31, 2010	135,299	135,299
Common stock, Class A, $.01 par value – authorized
200,000,000 shares; issued 91,430,549 shares at April 30, 2011 and 74,809,683 shares at October 31, 2010 (including 11,694,720
shares at April 30, 2011 and October 31, 2010 held in Treasury)	914	748
Common stock, Class B, $.01 par value (convertible
to Class A at time of sale) – authorized 30,000,000 shares;
issued 15,253,812 shares at April 30, 2011 and 15,256,543
shares at October 31, 2010 (including 691,748 shares at
April 30, 2011 and October 31, 2010 held in Treasury)	153	153
Paid in capital - common stock	589,123	463,908
Accumulated deficit	(960,228)	(823,419)
Treasury stock - at cost	(115,257)	(115,257)

Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(349,996)	(338,568)

Noncontrolling interest in consolidated joint ventures	179	630

Total equity deficit	(349,817)	(337,938)

Total liabilities and equity	$1,736,555	$1,817,560
(1) Derived from the audited balance sheet as of October 31, 2010.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2011	2010	2011	2010
Revenues:
Homebuilding:
Sale of homes	$246,974	$310,493	$482,859	$619,846
Land sales and other revenues	2,819	1,033	12,407	3,719

Total homebuilding	249,793	311,526	495,266	623,565
Financial services	5,304	7,059	12,398	14,665

Total revenues	255,097	318,585	507,664	638,230

Expenses:
Homebuilding:
Cost of sales, excluding interest	210,463	256,926	411,893	516,742
Cost of sales interest	13,956	18,745	29,582	38,593
Inventory impairment loss and land option
write-offs	16,925	1,186	30,450	6,152

Total cost of sales	241,344	276,857	471,925	561,487

Selling, general and administrative	39,837	42,359	80,044	85,431

Total homebuilding expenses	281,181	319,216	551,969	646,918

Financial services	5,177	5,631	10,647	11,026

Corporate general and administrative	11,952	14,203	26,960	30,416

Other interest	24,887	23,356	48,872	48,963

Other operations	706	1,767	1,593	3,664

Total expenses	323,903	364,173	640,041	740,987

(Loss) gain on extinguishment of debt	(1,644)	17,217	(1,644)	19,791

(Loss) income from unconsolidated joint ventures	(3,232)	391	(4,224)	18

Loss before income taxes	(73,682)	(27,980)	(138,245)	(82,948)

State and federal income tax (benefit) provision:
State	(372)	657	293	828
Federal	(643)	(3)	(1,729)	(291,331)

Total income taxes	(1,015)	654	(1,436)	(290,503)

Net (loss) income	$(72,667)	$(28,634)	$(136,809)	$207,555

Per share data:
Basic:
(Loss) income per common share	$(0.69)	$(0.36)	$(1.49)	$2.64
Weighted-average number of common
shares outstanding	105,894	78,668	92,020	78,610

Assuming dilution:
(Loss) income per common share	$(0.69)	$(0.36)	$(1.49)	$2.60
Weighted-average number of common
shares outstanding	105,894	78,668	92,020	79,794

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - 4/30/2011
		Net Contracts(1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		April 30,			April 30,			April 30,
		2011	2010	% Change	2011	2010	% Change	2011	2010	% Change
Northeast
	Home	125	146	(14.4)%	82	149	(45.0)%	249	416	(40.1)%
	Dollars	$57,394	$52,208	9.9%	$36,126	$56,955	(36.6)%	$106,387	$175,029	(39.2)%
	Avg. Price	$459,152	$357,589	28.4%	$440,561	$382,248	15.3%	$427,257	$420,745	1.5%
Mid-Atlantic
	Home	162	202	(19.8)%	127	176	(27.8)%	274	356	(23.0)%
	Dollars	$55,874	$73,704	(24.2)%	$46,643	$67,634	(31.0)%	$113,349	$137,805	(17.7)%
	Avg. Price	$344,901	$364,871	(5.5)%	$367,268	$384,284	(4.4)%	$413,682	$387,093	6.9%
Midwest
	Home	98	149	(34.2)%	89	70	27.1%	215	306	(29.7)%
	Dollars	$20,521	$27,289	(24.8)%	$17,466	$16,029	9.0%	$38,592	$53,609	(28.0)%
	Avg. Price	$209,398	$183,148	14.3%	$196,247	$228,986	(14.3)%	$179,498	$175,193	2.5%
Southeast
	Home	98	112	(12.5)%	73	93	(21.5)%	107	132	(18.9)%
	Dollars	$23,345	$25,334	(7.9)%	$16,684	$22,041	(24.3)%	$27,450	$31,767	(13.6)%
	Avg. Price	$238,214	$226,205	5.3%	$228,548	$237,000	(3.6)%	$256,542	$240,659	6.6%
Southwest
	Home	444	530	(16.2)%	403	465	(13.3)%	375	393	(4.6)%
	Dollars	$104,010	$114,166	(8.9)%	$97,339	$103,428	(5.9)%	$99,358	$89,512	11.0%
	Avg. Price	$234,257	$215,408	8.8%	$241,536	$222,426	8.6%	$264,955	$227,766	16.3%
West
	Home	119	175	(32.0)%	125	165	(24.2)%	73	186	(60.8)%
	Dollars	$32,423	$43,857	(26.1)%	$32,716	$44,406	(26.3)%	$19,946	$46,926	(57.5)%
	Avg. Price	$272,462	$250,611	8.7%	$261,728	$269,127	(2.7)%	$273,233	$252,290	8.3%
Consolidated Total
	Home	1,046	1,314	(20.4)%	899	1,118	(19.6)%	1,293	1,789	(27.7)%
	Dollars	$293,567	$336,558	(12.8)%	$246,974	$310,493	(20.5)%	$405,082	$534,648	(24.2)%
	Avg. Price	$280,657	$256,132	9.6%	$274,721	$277,722	(1.1)%	$313,288	$298,853	4.8%
Unconsolidated Joint Ventures
	Home	120	85	41.2%	68	79	(13.9)%	258	176	46.6%
	Dollars	$53,520	$33,097	61.7%	$29,291	$33,106	(11.5)%	$108,207	$84,208	28.5%
	Avg. Price	$446,000	$389,376	14.5%	$430,750	$419,063	2.8%	$419,407	$478,455	(12.3)%
Total
	Home	1,166	1,399	(16.7)%	967	1,197	(19.2)%	1,551	1,965	(21.1)%
	Dollars	$347,086	$369,655	(6.1)%	$276,265	$343,599	(19.6)%	$513,289	$618,856	(17.1)%
	Avg. Price	$297,672	$264,228	12.7%	$285,693	$287,050	(0.5)%	$330,941	$314,940	5.1%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Six Months - 4/30/2011
		Net Contracts(1)			Deliveries
		Six Months Ended			Six Months Ended			Contract Backlog
		April 30,			April 30,			April 30,
		2011	2010	% Change	2011	2010	% Change	2011	2010	% Change
Northeast
	Home	217	276	(21.4)%	183	317	(42.3)%	249	416	(40.1)%
	Dollars	$94,829	$107,587	(11.9)%	$79,410	$125,669	(36.8)%	$106,387	$175,029	(39.2)%
	Avg. Price	$437,000	$389,808	12.1%	$433,934	$396,432	9.5%	$427,257	$420,745	1.5%
Mid-Atlantic
	Home	289	328	(11.9)%	248	358	(30.7)%	274	356	(23.0)%
	Dollars	$107,888	$120,653	(10.6)%	$92,906	$133,710	(30.5)%	$113,349	$137,805	(17.7)%
	Avg. Price	$373,315	$367,845	1.5%	$374,621	$373,492	0.3%	$413,682	$387,093	6.9%
Midwest
	Home	163	234	(30.3)%	170	181	(6.1)%	215	306	(29.7)%
	Dollars	$32,852	$43,710	(24.8)%	$31,500	$39,433	(20.1)%	$38,592	$53,609	(28.0)%
	Avg. Price	$201,546	$186,795	7.9%	$185,294	$217,862	(14.9)%	$179,498	$175,193	2.5%
Southeast
	Home	166	184	(9.8)%	141	187	(24.6)%	107	132	(18.9)%
	Dollars	$38,985	$42,570	(8.4)%	$32,188	$46,718	(31.1)%	$27,450	$31,767	(13.6)%
	Avg. Price	$234,849	$231,359	1.5%	$228,284	$249,829	(8.6)%	$256,542	$240,659	6.6%
Southwest
	Home	801	886	(9.6)%	763	844	(9.6)%	375	393	(4.6)%
	Dollars	$189,796	$193,822	(2.1)%	$184,566	$185,552	(0.5)%	$99,358	$89,512	11.0%
	Avg. Price	$236,949	$218,762	8.3%	$241,895	$219,848	10.0%	$264,955	$227,766	16.3%
West
	Home	202	318	(36.5)%	239	322	(25.8)%	73	186	(60.8)%
	Dollars	$54,705	$79,898	(31.5)%	$62,289	$88,764	(29.8)%	$19,946	$46,926	(57.5)%
	Avg. Price	$270,817	$251,252	7.8%	$260,623	$275,665	(5.5)%	$273,233	$252,290	8.3%
Consolidated Total
	Home	1,838	2,226	(17.4)%	1,744	2,209	(21.1)%	1,293	1,789	(27.7)%
	Dollars	$519,055	$588,240	(11.8)%	$482,859	$619,846	(22.1)%	$405,082	$534,648	(24.2)%
	Avg. Price	$282,402	$264,259	6.9%	$276,869	$280,600	(1.3)%	$313,288	$298,853	4.8%
Unconsolidated Joint Ventures
	Home	178	134	32.8%	115	117	(1.7)%	258	176	46.6%
	Dollars	$77,116	$56,725	35.9%	$51,825	$54,006	(4.0)%	$108,207	$84,208	28.5%
	Avg. Price	$433,236	$423,321	2.3%	$450,652	$461,590	(2.4)%	$419,407	$478,455	(12.3)%
Total
	Home	2,016	2,360	(14.6)%	1,859	2,326	(20.1)%	1,551	1,965	(21.1)%
	Dollars	$596,171	$644,965	(7.6)%	$534,684	$673,852	(20.7)%	$513,289	$618,856	(17.1)%
	Avg. Price	$295,720	$273,290	8.2%	$287,619	$289,704	(0.7)%	$330,941	$314,940	5.1%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.